UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2004

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

On April 20, 2004, we filed a Current Report on Form 8-K reporting that on April 5, 2004, we completed the acquisition of certain assets of Curiosity Kits, Inc.

We are amending the initial Current Report to include the financial statements required under Item 7 of Form 8-K not previously included in the initial Current Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements of business acquired

Curiosity Kits, Inc. Balance Sheets at December 31, 2003 and 2002 and the related Statements of Operations, Statements of Changes in Shareholders’ Deficit and Statements of Cash Flows for the years ended December 31, 2003 and 2002.

(b)	Pro forma financial information

Unaudited Pro Forma Combining Consolidated Balance Sheet as of December 31, 2003 and Unaudited Pro Forma Combining Consolidated Statement of Operations for the year ended December 31, 2003.

We recorded total consideration for the acquisition of $1,933,400, which includes estimated transaction costs. This consideration has been allocated to the tangible and identifiable intangible assets acquired according to their respective estimated fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. The acquisition was completed on April 5, 2004.

These pro forma financial statements give effect to:

•	the acquisition of Curiosity Kits, Inc. applying the purchase method of accounting, and

•	certain adjustments that are directly attributable to the acquisition as if the transaction was consummated as of the beginning of our fiscal year ending December 31, 2003.

In the opinion of our management, all adjustments and/or disclosures necessary for a fair presentation of the pro forma information have been made. These unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the acquisition occurred as of the dates indicated or of the results that may be obtained in the future.

These pro forma financial statements and notes thereto should be read in conjunction with:

•	the Curiosity Kits, Inc. financial statements and the notes thereto as of and for the years ended December 31, 2002 and 2003 included in this Current Report on Form 8-K/A-1;

•	our consolidated financial statements and the notes thereto included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003; and

•	our condensed consolidated financial statements and the notes thereto (unaudited) included in our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004.

Forward-looking Statements:

Forward-looking statements in this Current Report on Form 8-K/A-1 including, without limitation, statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements made in this report, other than statements of historical fact, are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements — our ability to successfully develop our brands and proprietary products through internal development, licensing and/or mergers and acquisitions. Additional factors include, but are not limited to, the size and growth of the market for our products, competition, pricing pressures, market acceptance of our products, the effect of economic conditions, intellectual property rights, the results of financing efforts, risks in product development and other risks identified in this report and our other periodic filings with the Securities and Exchange Commission.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K/A-1 to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ ROBERT L. BURROWS
Robert L. Burrows Chief Financial Officer

Date: June 21, 2004

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CURIOSITY KITS, INC.

CURIOSITY KITS, INC.

FINANCIAL STATEMENTS

Years Ended December 31, 2003 and 2002

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Shareholders
Curiosity	Kits, Inc.
Hunt	Valley, Maryland

We have audited the accompanying balance sheets of Curiosity Kits, Inc. as of December 31, 2003 and 2002, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Curiosity Kits, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the two years in the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company has incurred substantial losses since its inception, has a working capital deficiency at December 31, 2003, and has incurred negative cash flow from operations. These factors, among others, raise substantial doubt about its ability to continue as a going concern. Management’s plans related to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore Stephens Lovelace, P.A.

Orlando, Florida

May 21, 2004

CURIOSITY KITS, INC.

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,700	$84,600
Accounts receivable, net of an allowance for doubtful accounts of $378,100 and $175,600 respectively	1,233,900	1,513,600
Inventories, net	1,780,900	2,398,600
Prepaid expenses and other assets	315,600	324,700

TOTAL CURRENT ASSETS	3,332,100	4,321,500

PROPERTY, PLANT AND EQUIPMENT	678,000	669,200
Less accumulated depreciation and amortization	(463,300)	(344,200)

NET PROPERTY, PLANT AND EQUIPMENT	214,700	325,000

TOTAL ASSETS	$3,546,800	$4,646,500

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$108,600	$41,700
Accrued expenses, payroll and related expenses	163,600	83,400
Intercompany debt	9,452,900	8,309,500

TOTAL CURRENT LIABILITIES	9,725,100	8,434,600

TOTAL LIABILITIES	9,725,100	8,434,600

SHAREHOLDERS’ DEFICIT
Common stock -zero par value, 4,500,000 shares issued and outstanding	4,500,000	4,500,000
Accumulated Deficit	(10,678,300)	(8,288,100)

TOTAL SHAREHOLDERS’ DEFICIT	(6,178,300)	(3,788,100)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$3,546,800	$4,646,500

The accompanying notes are an integral part of the financial statements.

CURIOSITY KITS, INC.

STATEMENTS OF OPERATIONS

For the years Ended December 31, 2003 and 2002

	2003	2002
NET SALES	$5,373,500	$6,132,600

COST OF SALES	3,862,200	4,939,100

GROSS PROFIT	1,511,300	1,193,500

OPERATING EXPENSES
Selling	1,702,500	1,949,000
General and administrative	1,760,200	1,638,500

TOTAL OPERATING EXPENSES	3,462,700	3,587,500

LOSS FROM OPERATIONS	(1,951,400)	(2,394,000)

OTHER INCOME (EXPENSE)
Interest expense	(439,600)	(428,700)
Other	800	1,900

TOTAL OTHER INCOME (EXPENSE)	(438,800)	(426,800)

LOSS BEFORE INCOME TAXES	(2,390,200)	(2,820,800)

INCOME TAXES	—	—

NET LOSS	$(2,390,200)	$(2,820,800)

LOSS PER SHARE
Basic & Diluted	$(0.53)	$(0.63)

Weighted average number of common shares outstanding:
Basic & Diluted	4,500,000	4,500,000

The accompanying notes are an integral part of the financial statements.

CURIOSITY KITS, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

For the Years Ended December 31, 2003 and 2002

	Common Stock	Accumulated Deficit	Total Stockholders Deficit
As of December 31, 2001	$4,500,000	$(5,467,300)	$(967,300)

2002 Net Loss	—	(2,820,800)	(2,820,800)

As of December 31, 2002	4,500,000	(8,288,100)	(3,788,100)

2003 Net Loss	—	(2,390,200)	(2,390,200)

As of December 31, 2003	$4,500,000	$(10,678,300)	$(6,178,300)

The accompanying notes are an integral part of the financial statements.

CURIOSITY KITS, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2003 and 2002

	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,390,200)	$(2,820,800)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	115,300	231,700
Provision for bad debts	175,000	217,300
Inventory allowance	76,900	343,400
Changes in:
Accounts receivable	104,700	1,583,700
Inventories	540,800	604,400
Prepaid expenses	9,100	(76,900)
Accounts payable	66,900	(251,000)
Accrued expenses, payroll and related expenses	80,200	(154,000)

NET CASH USED IN OPERATING ACTIVITIES	(1,221,300)	(322,200)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment	(5,000)	(29,600)

NET CASH USED IN INVESTING ACTIVITIES	(5,000)	(29,600)

CASH FLOWS FROM FINANCING ACTIVITIES
Intercompany debt - net	1,143,400	436,400

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,143,400	436,400

NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(82,900)	84,600
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	84,600	—

CASH AND CASH EQUIVALENTS AT END OF YEAR	$1,700	$84,600

Supplemental disclosures - cash paid for:
Interest-related party	$439,600	$428,700
Income Taxes	$—	$—

The accompanying notes are an integral part of the financial statements.

CURIOSITY KITS, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003 and 2002

NOTE 1 -	NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Curiosity Kits, Inc. (“CK”) develops, manufactures and markets children’s craft and activity kits designed for children primarily in the 5 to 11 year old age group. The Company’s products are sold primarily in the specialty toy and specialty craft retail channels in the United States, with some limited international distribution in Canada and Australia.

Basis of Presentation

The Company operated as a subsidiary of Brighter Vision Holdings Inc., which in turn is owned by Torstar Corporation (“Torstar”). Curiosity Kits historically prepared separate financial statements. The accompanying financial statements are derived from the historical accounting records of the Company and present Curiosity Kits’ assets and liabilities as of December 31, 2003 and 2002 and revenues and expenses for the years ended December 31, 2003 and 2002 (see Note 3).

Cash and Cash Equivalents

For financial presentation purposes, CK considers short-term, highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consist of amounts due from customers for product shipments and are reported net of an allowance for doubtful accounts.

Inventories

Inventories, which primarily consist of components purchased for assembly and finished goods for resale, are stated at the lower of their average cost or market. The inventory valuation allowance at December 31, 2003 and 2002 was $278,000 and $538,600 respectively.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets consist of the following at December 31, 2003 and 2002:

	2003	2002
Product Development & Trade Show Deposits	$137,000	$226,700
Prepaid Inventory Purchases	93,800	44,700
Prepaid Rent and Deposits	62,000	30,500
Other	22,800	22,800

	$315,600	$324,700

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the classes of assets, as follows:

Furniture, fixtures and equipment	3 - 10 Years

Leasehold improvements are amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter.

Property, plant and equipment consists of the following at December 31, 2003 and 2002:

	2003	2002
Leasehold improvements	$258,000	$258,000
Equipment	229,000	220,700
Furniture and fixtures	172,000	171,800
Computer Software	19,000	18,700

	$678,000	$669,200

Intercompany Debt

CK had an informal line of credit with Torstar. Monthly, CK pays interest on the outstanding balance due to Torstar, which is charged at a rate of prime + 1.15. As of December 31, 2003, the outstanding balance due to Torstar was $9,452,900.

Shareholders’ Common Stock

CK was incorporated with 4,500,000 common shares with a zero par value. The 4,500,000 common shares represent all common shares issued and outstanding as of December 31, 2003 and 2002.

Revenue Recognition

The Company recognizes revenue from the sale of its products when goods are shipped to customers.

Income Taxes

CK is not a separate tax-paying entity; rather, its activity is included in the Torstar’s consolidated tax returns; however, the accompanying financial statement have been prepared as if CK were a separate tax-paying entity.

CK accounts for income taxes under the liability method which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that would have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. CK has incurred losses since its inception. Due to these losses and the resulting uncertainty of the realization of the tax loss carryforward, CK has established a 100% valuation allowance against the carryforward benefit. Accordingly, no provision/benefit for income taxes has been included in the accompanying financial statements.

Liquidity

The accompanying financial statements have been prepared in conformity with accounting principals generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. As shown in the accompanying financial statements, the Company has incurred losses of $2,390,200 and $2,820,800 and negative cash flows from operations of $1,221,300 and $322,200 for the years ended December 31, 2003 and 2002, respectively; however, management believes that it has sufficient resources to continue as a going concern through December 31, 2004 due to its ongoing line of credit facility with Torstar (see Note 4).

Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -	OTHER COMMITMENTS AND CONTINGENCIES

Operating Leases

In 2002, Curiosity Kits exercised an option to renew an existing office space lease for a 3-year term that expires on December 31, 2005. Remaining lease payments related to this extension are as follows:

2004	$160,217
2005	$164,222

In addition the Company has been leasing warehouse space renewable on an annual basis. A notice of termination was received on December 31, 2003. Remaining lease payments are as follows:

2004	$73,805

Rent expense for the year ended December 31, 2003 for all corporate facilities was approximately $377,000.

NOTE 3 -	RELATED PARTY TRANSACTION

CK sold certain products for resale to other subsidiaries of Torstar. For the years ended December 31, 2003 and 2002, approximately $449,000 and $521,000, respectively, was recorded as sales. As of December 31, 2003, approximately $30,000 of accounts receivable was due to CK from these related entities.

CK had an informal line of credit with Torstar. For the years ended December 31, 2003 and 2002, approximately $439,600 and $428,700, respectively, was recorded as interest expense.

NOTE 4 -	SUBSEQUENT EVENTS

On April 5, 2004, Action products International, Inc. (“Action”) entered into a binding agreement with Curiosity Kits to acquire certain assets of the Company for approximately $1.87 million.

ACTION PRODUCTS INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINING CONSOLIDATED

FINANCIAL STATEMENTS

The following pro forma combining consolidated financial statements give effect to the acquisition of Curiosity Kits, Inc. (“CK”) by Action Products International, Inc. (“Action”). Pro forma adjustments related to the pro forma combining consolidated balance sheet have been determined assuming this transaction was consummated on December 31, 2003 using the purchase method of accounting. The pro forma combining consolidated balance sheet combines Action’s consolidated balance sheet as of December 31, 2003 with CK’s balance sheet as of December 31, 2003. The pro forma combining consolidated statement of loss combines Action’s and CK’s respective statements of loss as if the transaction had occurred on January 1, 2003. The pro forma combining consolidated financial statements are based on the assumptions and adjustments described in the accompanying notes. The pro forma combining consolidated statement of loss is not necessarily indicative of operating results that would have been achieved had the transactions been consummated as of January 1, 2003 and should not be construed as representative of future operations. Action expects to achieve significant cost reductions in operating expenses through the consolidation of facilities, administrative expenses and selling programs. Action also anticipates it will achieve reduced product costs and improved gross margins by outsourcing production of items previously assembled in-house by CK. The pro forma combining consolidated financial statements should be read in conjunction with the accompanying notes and the historical financial statements of Action included in its Form 10-KSB filings, as well as in conjunction with Action’s original 8-K filing regarding the acquisition dated April 20, 2004.

ACTION PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA COMBINING CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2003

	ACTION	CK	ADJUSTMENTS		PRO FORMA COMBINED
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$840,500	$1,700	$(1,700	)a)	$840,500
Accounts receivable, net of an allowance for doubtful accounts	1,040,700	$1,233,900	(727,900	)a), c)	1,546,700
Inventories, net	920,900	$1,780,900	(946,000	)a), c)	1,755,800
Prepaid expenses and other assets	231,400	315,600	(315,600	)a)	231,400

TOTAL CURRENT ASSETS	3,033,500	3,332,100	(1,991,200)		4,374,400

PROPERTY, PLANT AND EQUIPMENT	3,135,200	678,000	(633,200	)a), c)	3,180,000
Less accumulated depreciation and amortization	(1,737,000)	(463,300)	451,500	a), e)	(1,748,800)

NET PROPERTY, PLANT AND EQUIPMENT	1,398,200	214,700	(181,700)		1,431,200
GOODWILL	782,400	—	484,100	c)	1,266,500
INTANGIBLE ASSETS, net	—	—	43,100	c), f)	43,100
OTHER ASSETS	163,900	—	—		163,900

TOTAL ASSETS	$5,378,000	$3,546,800	$(1,645,700)		$7,279,100

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of obligation under capital lease & notes payable	$90,200	$—	$322,500	c)	$412,700
Accounts payable	92,300	108,600	(108,600	)a)	92,300
Accrued expenses, payroll and related expenses	503,000	163,600	(101,100	)a), d)	565,500
Current portion of mortgage payable	31,800	—	—		31,800
Borrowings under line of credit	660,200	—	1,225,900	c)	1,886,100
Notes payable - related party	—	9,452,900	(9,452,900	)a)	—
Other Current Liabilities	25,200	—	—		25,200

TOTAL CURRENT LIABILITIES	1,402,700	9,725,100	(8,114,200)		3,013,600

NOTES PAYABLE	—	—	322,500	c)	322,500
MORTGAGE PAYABLE	532,800	—	—		532,800
DEFERRED REVENUE	75,000	—	—		75,000
DEFERRED TAXES	14,400	—	—		14,400

TOTAL LIABILITIES	2,024,900	9,725,100	(7,791,700)		3,958,300

SHAREHOLDERS’ EQUITY
Common stock	3,800	4,500,000	(4,500,000	)a)	3,800
Treasury Stock	(200)	—	—		(200)
Additional paid-in capital	5,323,700	—	—		5,323,700

Accumulated Deficit	(1,974,200)	(10,678,300)	10,646,000	b), e), f)	(2,006,500)

TOTAL SHAREHOLDERS’ EQUITY	3,353,100	(6,178,300)	6,146,000		3,320,800

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,378,000	$3,546,800	$(1,645,700)		$7,279,100

The accompanying notes are an integral part of the financial statements.

ACTION PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA COMBINING CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

	ACTION	CK	ADJUSTMENTS		PRO FORMA COMBINED
NET SALES	$8,217,900	$5,373,500	—		$13,591,400

COST OF SALES	4,234,900	3,862,200	—		8,097,100

GROSS PROFIT	3,983,000	1,511,300	—		5,494,300

OPERATING EXPENSES
Selling	2,295,500	1,702,500	—		3,998,000

General and administrative	2,138,800	1,760,200	32,300	e), f)	3,931,300

TOTAL OPERATING EXPENSES	4,434,300	3,462,700	32,300		7,929,300

LOSS FROM OPERATIONS	(451,300)	(1,951,400)	(32,300)		(2,435,000)

OTHER INCOME (EXPENSE)
Interest expense	(104,200)	(439,600)	—		(543,800)
Other	31,900	800	—		32,700

TOTAL OTHER INCOME (EXPENSE)	(72,300)	(438,800)	—		(511,100)

LOSS BEFORE INCOME TAXES	(523,600)	(2,390,200)	(32,300)		(2,946,100)

INCOME TAXES	—	—	—		—

NET LOSS	$(523,600)	$(2,390,200)	$(32,300)		$(2,946,100)

The accompanying notes are an integral part of the financial statements.

ACTION PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARY

NOTES TO UNAUDITED PRO FORMA COMBINING CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -	ACQUISITION OF CURIOSITY KITS, INC.

Action will account for the acquisition of CK using the purchase method of accounting. Under the purchase method, the total purchase price is allocated to the net tangible and intangible assets acquired, based upon their respective estimated fair values. The total purchase price of the CK acquisition is as follows:

Notes payable to Curiosity Kits, Inc.	$1,870,900
Estimated transaction costs	62,500

Total Consideration	$1,933,400

A preliminary purchase price allocation, which is subject to change based upon Action’s final analysis, is as follows:

PRELIMINARY PURCHASE PRICE ALLOCATION:

Accounts receivable	$506,000
Inventory	834,900
Property and equipment	44,800
Intangible assets	63,600
Goodwill	484,100

Total consideration	$1,933,400

Action acquired 80% of accounts receivable as of the date of acquisition. Per the asset purchase agreement, any amounts greater than 90% of all accounts receivable collected within 180 days from the date of the purchase will be refunded to CK. No contingent consideration for this provision has been recorded, as the potential future refund cannot be reasonable estimated.

NOTE 2 -	SUMMARY OF PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the pro forma combining consolidated financial statements for the ended December 31, 2003 are as follows:

(a) Elimination of assets and liabilities not acquired or assumed in the acquisition.

(b) Elimination of CK’s accumulated deficit.

(c) Allocation of purchase price

(d) Accrual of direct expenses of the transaction.

(e) Recognize one year of depreciation for acquired property, plant and equipment. Property, plant and equipment acquired included computer and warehouse equipment, furniture and trade show display fixtures. Action has estimated an expected benefit to be derived from the assets over three to five years.

(f) Recognize one year of amortization for acquired intangible assets. Intangible assets acquired are certain trademarks, customer lists, internet domain names and a non-compete agreement with CK. Action has estimated an expected benefit to be derived from the intangible assets over three to five years.

NOTE 3 -	PRO FORMA INCOME TAXES AND DILUTIVE EPS

As a result of the net loss reported for the year ended December 31, 2003 on a pro forma combining consolidated basis, no provision for income taxes is presented. Common share equivalents were not considered in the diluted earnings per share calculation because their effect would have been anti-dilutive.